Exhibit 6.32

                            iQ POWER TECHNOLOGY INC.
                             1998 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


THIS AGREEMENT is entered into as of the _______ day of ________________, 1998 ("Date of Grant") between

      iQ Power Technology Inc., a Canadian corporation (the "Corporation"),
                                       and
                               *(the "Optionee").

WHEREAS, the Board of Directors of the Corporation (the "Board") has approved the 1998 Stock Option Plan (the "Plan"), pursuant to which the Board is authorized to grant to employees and other selected persons stock options to purchase common stock, no par value, of the Corporation (the "Stock");

WHEREAS, the Plan Administrator (the "Plan Administrator") appointed by the Board has authorized the grant to the Optionee of options to purchase a total of
* shares of Stock (the "Options");

NOW, THEREFORE, the Corporation agrees to offer to the Optionee the option to purchase, upon the terms and conditions set forth herein, * shares of Stock. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

1. Exercise Price. The exercise price of the Options shall be US$1.00 per share.
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2.  Limitation  on the  Number of  Shares.  If the  Options  granted  hereby are
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Incentive  Stock  Options,  the  number of shares  which  may be  acquired  upon exercise thereof is subject to the limitations set forth in Section 5(a) of the Plan.

3.  Vesting  Schedule.  The  Options  are  exercisable  in  accordance  with the
    -----------------
following vesting schedule:

     (a) all Options may be exercised effective from the Date of Grant.

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Sections 5(m) and 5(n) of the Plan.

4. Options not Transferable. This Option and the rights and privileges conferred
   ------------------------
by this Agreement may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will and by applicable laws of descent and distribution and shall not be subject to execution, attachment or similar proce
 Upon any attempt to transfer, assign,
pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Agreement contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Agreement, such Option shall thereupon terminate and become null and void.

5.  Investment  Intent.  By accepting the Option,  the Optionee  represents  and
    ------------------
agrees that none of the shares of Stock purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations. In addition, the Corporation may require, as a condition of exercising the Options, that the Optionee execute an undertaking, in such a form as the Corporation shall reasonably specify, that the Stock is being purchased only for investment and without any then-present intention to sell or distribute such shares.

6. Termination of Employment and Options. Vested Options shall terminate, to the
   -------------------------------------
extent not previously exercised, upon the occurrence of the first of the following events:

     (i) Expiration: five (5) years from the Date of Grant.
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

     (ii) Termination Due to Death or Disability: The expiration of one (1) year
          --------------------------------------
     from the date of the death of the Optionee or cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined in Section 5(g) of the Plan). If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death.

     (iii)  Termination  for Cause.  The date of an  Optionee's  termination  of
            ----------------------
     employment or contractual relationship with the Corporation or any Related Corporation for cause (as defined in Section 5(n) of the Plan.

     (iv)  Termination for Any Other Reason:  The expiration of ninety (90) days
           --------------------------------
     from the date of an Optionee's termination of employment or contractual relationship with the Corporation for any reason whatsoever other than cause, death or Disability (as defined in Section 5(g) of the Plan).

Notwithstanding the occurrence of one of the above events, the exercise period of an Option may be extended by resolution of the Plan Administrator until a date not later than the expiration date of the Option. Each unvested Option granted pursuant hereto shall terminate immediately upon termination of the Optionee's employment or contractual relationship with the Corporation for any reason whatsoever, including death or Disability unless vesting is accelerated in accordance with Section 5(f) of the Plan.

7. Stock.  In the case of any stock split,  stock dividend or like change in the
   -----
nature of shares of Stock covered by this Agreement, the number of shares and exercise price shall be proportionately adjusted as set forth in Sections 5(m) of the Plan.

8. Exercise of Option. Options shall be exercisable,  in full or in part, at any
   ------------------
time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Sections 5(m) and (n) of the Plan) may be exercised; provided, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

Options or portions thereof may be exercised by giving written notice to the Corporation (which may be in the form attached hereto as Exhibit A) which notice shall specify the number of shares to be purchased and be accompanied by either:

     (i) the aggregate exercise price in cash or by certified or cashier's check. In addition, upon approval of the Plan Administrator, an Optionee may pay for all or any portion of the aggregate exercise price by delivering to the Corporation shares of Stock previously held by such Optionee or, with the prior consent of the Plan Administrator, by having shares withheld from the amount of Stock to be received by the Optionee. The shares of Stock received or withheld by the Corporation as payment for shares of Stock purchased on the exercise of Options shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise; or

     (ii) upon prior consent of the Plan Administrator, delivery of an irrevocable subscription agreement obligating the Optionee to take and pay for the shares of Stock to be purchased within one year of the date of such exercise.

The Corporation shall not be obligated to issue, transfer or deliver a certificate of Stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of the Optionee, Options are exercisable only by the Optionee.

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

It is a condition precedent to the issuance of shares of Stock that the Optionee execute and deliver to the Corporation a Stock Transfer Agreement, in a form acceptable to the Corporation, to the extent required pursuant to the terms thereof.

9. Subject to the 1998 Stock  Option Plan.  The terms of the Options are subject
   --------------------------------------
to the provisions of the Plan, as the same may be amended from time to time, and any inconsistencies between this Agreement and the Plan, as the same may be amended from time to time, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Optionee, and which is available for inspection at the principal offices of the Corporation.

10.  Professional  Advice.  The  acceptance of the Options and the sale of Stock
     --------------------
issued pursuant to the exercise of Options may have consequences under tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options for the Stock.

11.  No  Rights  as a  Shareholder.  The  Optionee  shall  have no  rights  as a
     -----------------------------
shareholder with respect to any shares covered by an Option until the Optionee becomes a record holder of such shares, irrespective of whether the Optionee has given notice of exercise. Subject to the provisions of Sections 5(m) of the Plan, no rights shall accrue to the Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Stock covered by the Option, irrespective of whether the Optionee has given notice of exercise.

12.  No Rights to  Employment.  Nothing  contained  in this  agreement  shall be
     ------------------------
construed as giving any person any right to employment with the Corporation. The grant of Options hereby shall in no way constitute any form of agreement or understanding binding on the Corporation or any Related Corporation (as defined in the Plan), express or implied, that the Corporation or any Related Corporation will employ or contract with an Optionee for any length of time.

13. Entire Agreement.  This Agreement is the only agreement between the Optionee
    ----------------
and the Corporation with respect to the Options, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

14. Notices.  All notices and other  communications  required or permitted under
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this Agreement must be in writing and will be deemed received and effective upon the earlier of: (i) hand delivery to the recipient; (ii) one day after posting by traceable air courier; (iii) two (2) days after posting by certified or registered mail, postage prepaid, return receipt requested; or (iv) when
initially  transmitted  by  facsimile   transmission  (if  confirmed  by  notice
complying with (i), (ii) or (iii) above):

        (i)      if to the Corporation:

                 iQ Power Technology Inc.
                 Suite 304, 850 Burrard Street
                 Vancouver, BC  V6Z 2J1
                 Canada
                 Tel.:  (604) 681-5152
                 Fax:   (604) 681-7877

        (ii)     if to the Optionee:

                 *
                 -------------------------
                 -------------------------
                 Tel.:  -------------------------
                 Fax:   -------------------------

or to such other person or address as either of the parties will furnish in writing to the other party from time to time.

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

15. Law and Jurisdiction. This Agreement is governed by the internal laws of the
    --------------------
Province of British Columbia, without giving effect to any laws or principles that would apply the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the Province of British Columbia, and each of the parties irrevocably consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

16.  Headings And Gender.  The headings of the Sections of this  Agreement  have
     -------------------
been included for convenience of reference purposes only and will in no way be interpreted to restrict or modify the terms of this Agreement. The use of pronouns of any gender in this Agreement will include pronouns of all other genders, as applicable.

17.  Counterparts;  Delivery  by  Facsimile.  This  Agreement  may be  signed in
     --------------------------------------
counterparts, either one of which will be deemed to be an original and both of which, when taken together, will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telephone facsimile transmission will be effective as delivery of a manually executed counterpart of this Agreement.

18. Severability.  Any term, condition or other provision of this Agreement that
    ------------
is prohibited or unenforceable in any jurisdiction will be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without affecting the validity or enforceability of such term, condition or provision in any other jurisdiction and without invalidating the remaining terms, conditions and other provisions of this Agreement

19. Attorneys' Fees. In the event of litigation arising out of or in connection with this Agreement, the prevailing party will be entitled to recover from the other party all of its attorneys' fees and other expenses incurred in connection with such litigation.

20. Parties in Interest. This Agreement may not be assigned or delegated by either party without the consent of the other, except that this Agreement (without the necessity of such consent) will be binding on and inure to the benefit of any successors, and assigns of the Corporation or any Related Corporation, whether by merger, consolidation, sale of assets or otherwise, and reference herein to the Corporation will be deemed to include any such successor or successors.


IQ POWER TECHNOLOGY INC.


By: _____________________________            _____________________________
                                             Optionee
Its: ____________________________

THERE MAY NOT BE PRESENTLY AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE SECURITIES LAWS FOR THE ISSUANCE OF SHARES OF STOCK UPON EXERCISE OF THESE OPTIONS. ACCORDINGLY, THESE OPTIONS CANNOT BE EXERCISED UNLESS THESE OPTIONS AND THE SHARES OF STOCK TO BE ISSUED UPON EXERCISE OF THESE OPTIONS ARE REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.


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


                                    EXHIBIT A

                         Notice of Election to Exercise

     This Notice of Election to Exercise shall constitute proper notice pursuant to Section 5(h) of the iQ Power Technology Inc. 1998 Stock Option Plan (the "Plan") and Section 8 of that certain Stock Option Agreement (the "Agreement") dated as of the ______ day of _____________ between iQ Power Technology Inc. (the "Corporation") and the undersigned.

     The undersigned hereby elects to exercise Optionee's option to purchase __________ shares of the common stock of the Corporation at a price of $__________ per share, for aggregate consideration of $______, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 8 of the Agreement, accompanies this notice.

     The undersigned has executed this Notice this ____ day of __________, 19__.



                                   -------------------------------------------
                                   Signature

                                   -------------------------------------------
                                   Name (typed or printed)

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